UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2024

AGCO CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	001-12930	58-1960019
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4205 River Green Parkway

Duluth, Georgia 30096

(Address of principal executive offices, including Zip Code)

770 813-9200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of Class	Trading Symbol	Name of exchange on which registered
Common stock	AGCO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On March 21, 2024, AGCO Corporation (the “Company”) completed its underwritten public offering of (i) $400,000,000 aggregate principal amount of 5.450% Senior Notes due 2027 (the “2027 Notes”) and (ii) $700,000,000 aggregate principal amount of 5.800% Notes due 2034 (the “2034 Notes”, and together with the 2027 Notes, the “Notes”), pursuant to an Underwriting Agreement, dated as of March 18, 2024 (the “Underwriting Agreement”), among the Company, the Guarantors (as defined below) and Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC and Rabo Securities USA, Inc., as representatives of the underwriters named in the Underwriting Agreement. The Notes were sold by the Company in an offering registered under the Securities Act of 1933, as amended, pursuant to the registration statement on Form S-3 (File No. 333-277740) filed with the Securities and Exchange Commission (the “Commission”) on March 7, 2024, as supplemented by the Prospectus Supplement dated March 18, 2024 filed with the Commission pursuant to Rule 424(b) of the Securities Act of 1933. The offering resulted in aggregate net proceeds to the Company of approximately $1.09 billion, after deducting underwriting commissions and estimated offering expenses payable by the Company. The Notes are unsecured and unsubordinated indebtedness of the Company and are guaranteed on a senior unsecured basis, jointly and severally, by AGCO International Holdings B.V., AGCO International GmbH, Massey Ferguson Corp. and The GSI Group, LLC, direct and indirect subsidiaries of the Company (collectively, the “Guarantors”).

The Notes were issued pursuant to the Senior Note Indenture, dated as of March 21, 2024 (the “Base Indenture”), among the Company, the Guarantors and HSBC Bank USA, National Association, as trustee (the “Trustee”), as amended and supplemented by the First Supplemental Indenture, dated as of March 21, 2024, among the Company, the Guarantors and the Trustee (the “First Supplemental Indenture” and together with the Base Indenture, the “Indenture”).

As previously disclosed, the Company entered into a sale and contribution agreement (the “Sale and Contribution Agreement”) with Trimble Inc. and its subsidiary, Trimble Solutions, LLC (the “Joint Venture”) on September 28, 2023, pursuant to which, among other things, the Company would contribute its interest in JCA Industries, Inc. d/b/a JCA Technologies to the Joint Venture and purchase membership interests in the Joint Venture resulting in the Company’s ownership of 85% of the membership interests in the Joint Venture (the “Acquisition”).

As previously disclosed, in connection with the Sale and Contribution Agreement, the Company entered into a bridge facility commitment letter pursuant to which Morgan Stanley Senior Funding, Inc. and other lenders have committed to provide, subject to the terms and conditions set forth therein, a $2.0 billion senior unsecured 364-day bridge facility (the “Bridge Facility”) to provide available funding to finance a portion of the purchase price for the Acquisition and related transactions costs. Prior to the sale of the Notes, the commitments under the Bridge Facility had been reduced to $1.27 billion as a result of certain permanent financing transactions and by amounts based on the Company’s cash flow. The commitments under the Bridge Facility will be further reduced by the net cash proceeds resulting from the issuance of the Notes.

The Company intends to use the net proceeds of the offering of the Notes, proceeds of anticipated term loans of $500.0 million, and other cash on hand to fund the purchase price for the Acquisition.

The Company currently expects the Acquisition to close in the first half of 2024, subject to customary closing conditions including regulatory approvals.  If (i) the consummation of the Acquisition has not occurred on or prior to the later of (x) June 28, 2024, or (y) such later date to which the Sale and Contribution Agreement as in effect on the closing date of the offering of the Notes may be extended in accordance with its terms (such later date, the “Special Mandatory Redemption Outside Date”), (ii) prior to the Special Mandatory Redemption Outside Date, the Sale and Contribution Agreement is terminated without the consummation of the Acquisition, or (iii) the Company otherwise notifies the trustee for the Notes in writing that it will not pursue the consummation of the Acquisition, it will be required to redeem the Notes then outstanding at a redemption price equal to 101% of the aggregate principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the date of the special mandatory redemption.

Prior to February 21, 2027, in the case of the 2027 Notes, and December 21, 2033, in the case of the 2034 Notes, the Company may redeem the 2027 Notes and/or the 2034 Notes at its option, in whole or in part, at any time and from time to time, at the applicable “make-whole” redemption price (calculated as set forth in the Indenture and applicable series of Notes). On or after February 21, 2027, in the case of the 2027 Notes, and December 21, 2033, in the case of the 2034 Notes, the Company may redeem the 2027 Notes or the 2034 Notes, as the case may be, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to, but not including, the redemption date. The Company is not required to establish a sinking fund to retire the Notes prior to maturity.

Upon the occurrence of a change of control triggering event (as defined in the Indenture), the Company will be required, in certain circumstances, to make an offer to purchase all Notes at a price equal to 101% of the aggregate principal amount outstanding on the date of such change of control triggering event, plus accrued and unpaid interest from the date of initial issuance to, but not including, the repurchase date.

The Indenture contains certain covenants that, among other things, subject to significant exceptions, limit the ability of the Company and the Guarantors to incur indebtedness secured by principal properties; and enter into certain sale and leaseback transactions with respect to principal properties. In addition, these covenants limit the Company’s ability to enter into certain mergers, consolidations and transfers of all or substantially all of its and its subsidiaries assets on a consolidated basis. The Indenture does not limit the amount of unsecured debt the Company or its subsidiaries may incur.

The Notes are subject to customary events of default, as set forth in the Indenture.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full texts of the Underwriting Agreement, the Base Indenture and the First Supplemental Indenture, copies of which are filed herewith as Exhibits 1.1, 4.1 and 4.2, respectively, and incorporated herein by reference. In addition, the legal opinions related to the Notes and the guarantees related thereto are filed herewith as Exhibits 5.1, 5.2 and 5.3.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated March 18, 2024, among AGCO Corporation, AGCO International Holdings B.V., AGCO International GmbH, Massey Ferguson Corp., The GSI Group, LLC and Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC and Rabo Securities USA, Inc., as representatives of the several underwriters
4.1	Senior Note Indenture, dated March 21, 2024, among AGCO Corporation, AGCO International Holdings B.V., AGCO International GmbH, Massey Ferguson Corp., The GSI Group, LLC and HSBC Bank USA, National Association, as trustee
4.2	First Supplemental Indenture, dated March 21, 2024, among AGCO Corporation, AGCO International Holdings B.V., AGCO International GmbH, Massey Ferguson Corp., The GSI Group, LLC and HSBC Bank USA, National Association, as trustee (including the form of 2027 Notes and form of 2034 Notes)
5.1	Opinion of Troutman Pepper Hamilton Sanders LLP
5.2	Opinion of De Brauw Blackstone Westbroek N.V.
5.3	Opinion of Pestalozzi Attorneys at Law Ltd
23.1	Consent of Troutman Pepper Hamilton Sanders LLP (included in Exhibit 5.1)
23.2	Consent of De Brauw Blackstone Westbroek N.V. (included in Exhibit 5.2)
23.3	Consent of Pestalozzi Attorneys at Law Ltd (included in Exhibit 5.3)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGCO Corporation

By:	/s/ Damon Audia
Damon Audia
Senior Vice President and
Chief Financial Officer

Dated: March 21, 2024